Exhibit 99.2

This English translation is for convenience purposes only. This is not an official translation and is not binding. Whilst reasonable care and skill have been exercised in the preparation hereof, no translation can ever perfectly reflect the original Hebrew version. In the event of any discrepancy between the Hebrew version and this translation, the Hebrew version shall prevail.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA FROM THE
CONSOLIDATED FINANCIAL STATEMENTS ATTRIBUTABLE TO THE COMPANY

December 31, 2024 (Audited)

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

PRESENTATION OF SEPARATE FINANCIAL DATA

FROM THE CONSOLIDATED FINANCIAL STATEMENTS

ATTRIBUTABLE TO THE COMPANY

AS OF DECEMBER 31, 2024

Special Report in accordance with Regulation 9c

Financial Information and Financial Data from the

Consolidated Financial Statements Attributable to the Company

Below is separate financial information and financial data attributable to the Company from the Group's consolidated financial statements as of December 31, 2024, published as part of the periodic reports ("consolidated financial statements"), presented in accordance with Regulation 9c to the Israeli Securities Regulations (Periodic and Immediate Reports), 1970.

The significant accounting policies applied in presenting this financial information is elaborated in Note 2 to the consolidated financial statements.

"Investees" - as defined in Note 1 to the consolidated financial statements.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Financial Position Attributable to the Company

		December 31,
	Note	2024	2023
		U.S. dollars in thousands

ASSETS
NON-CURRENT ASSETS
Investments in investees		$849,492	$1,135,916
Restricted cash		10,109	6,231
		859,601	1,142,147
CURRENT ASSETS
Cash and cash equivalents		704	21,503
Restricted cash		3,252	28,849
Other assets		—	3,655
		3,956	54,007
Total assets		$863,557	$1,196,154

EQUITY		$523,989	$772,166

NON-CURRENT LIABILITIES
Bonds payable, net	b	298,741	301,180

CURRENT LIABILITIES
Accounts payable and accrued liabilities		8,208	6,029
Bonds payable	b	20,653	107,241
Due to affiliates		11,966	9,538
		40,827	122,808
Total liabilities		339,568	423,988
Total equity and liabilities		$863,557	$1,196,154

The accompanying notes and additional information are an integral part of the condensed financial data.

March 30, 2025	/s/ Michael Allen Bender	/s/ Jodi Kremerman	/s/ Keith David Hall
Date of approval of	Bender, Michael Allen	Kremerman, Jodi	Hall, Keith David
financial statements	Chief Financial Officer	Chairman of Board of Directors	Chief Executive Officer

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Profit or Loss Attributable to the Company

	Year ended December 31,
	2024	2023	2022
	U.S. dollars in thousands

Share of (loss) profit from investees, net	$(190,035)	$(157,546)	$14,984
Advisory fees to affiliate	(11,593)	(11,776)	(12,348)
General and administrative expenses	(2,645)	(2,039)	(4,100)
Operating loss	(204,273)	(171,361)	(1,464)
Finance expense	(30,720)	(22,897)	(17,281)
Finance income	1,005	756	11
Loss on extinguishment of debt	(6,033)	—	—
Foreign currency transaction (loss) gain, net	(3,156)	(18,712)	29,038
Net (loss) income	$(243,177)	$(212,214)	$10,304
Total comprehensive (loss) income	$(243,177)	$(212,214)	$10,304

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.

Financial Information from the Consolidated Statements of Cash Flows Attributable to the Company

	Year ended December 31,
	2024	2023	2022
	U.S. dollars in thousands
Cash flows from operating activities
Net (loss) income for the period	$(243,177)	$(212,214)	$10,304
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Share of loss (profit) from investees	190,035	157,546	(14,984)
Finance expense	30,720	22,897	17,281
Distribution from investees, net	49,109	3,712	11,948
Loss on extinguishment of debt	6,033	—	—
Foreign currency transaction adjustments, net	3,156	18,712	(29,038)
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	(247)	(1,709)	1,017
Restricted cash for operational expenditures	(3,389)	2,105	(14,404)
Due to owner	3,982	6,908	551
Net cash provided by (used in) operating activities	36,222	(2,043)	(17,325)
Cash flows from investing activities
Distribution from (to) investees, net	47,280	(15,712)	(16,885)
Payments on foreign currency derivatives, net	(478)	(30,209)	—
Net cash provided by (used in) investing activities	46,802	(45,921)	(16,885)
Cash flows from financing activities
Proceeds from bonds payable	156,746	101,636	90,954
Payment on bonds payable	(253,229)	—	—
Payments of deferred financing costs	(4,850)	(4,223)	(1,930)
Interest paid	(21,990)	(20,879)	(12,835)
Release of restricted cash for debt service obligations	26,590	(18,267)	(1,877)
Distributions to owner	(6,554)	(7,453)	(25,000)
Net cash (used in) provided by financing activities	(103,287)	50,814	49,312
Effect of exchange rate changes on cash and cash equivalents	(536)	(157)	(2,429)
(Decrease) increase in Cash and cash equivalents	(20,799)	2,693	12,673
Cash and cash equivalents, beginning of the period	21,503	18,810	6,137
Cash and cash equivalents, end of the period	$704	$21,503	$18,810

Supplemental Disclosure of Noncash Activities:
Distribution payable to owner	$—	$1,750	$—
Asset management fee reimbursement payable to owner	$11,961	$7,047	$2,625

The accompanying notes and additional information are an integral part of the condensed financial data.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
a.    BASIS OF PREPARATION
This separate financial information has been prepared in a condensed format as of December 31, 2024 and for the year then ended, in accordance with Regulation 9C of the Securities Regulations (Periodic and Immediate Reports), 1970. This separate financial information should be read in conjunction with the consolidated financial statements as of December 31, 2024.
As of December 31, 2024, the Company had a working capital shortfall of $36.9 million, primarily attributed to the bond principal payment maturing in the year following the date of the statement of financial position. There are no limitations on the Company's ability to withdraw funds from the investees. Accordingly, the Company and the board of directors does not view the working capital shortfall as a liquidity problem.

b.    SIGNIFICANT EVENTS DURING THE REPORTING PERIOD
Israeli Bond Financings
As of December 31, 2024, the Company had bonds outstanding of 1.2 billion Israeli new shekels ($328.0 million as of December 31, 2024), of which 142.0 million Israeli new shekels ($39.0 million as of December 31, 2024) were collateralized by real estate held through an investee. The bonds had principal payments ranging from January 2025 to February 2029 with interest rates of 3.93% to 9.50%. During the year ended December 31, 2024, the Company issued 587.1 million Israeli new shekels ($161.4 million as of December 31, 2024) of Series D bonds to Israeli investors pursuant to a public offering registered with the Israel Securities Authority. During the year ended December 31, 2024, the Company repaid 700.9 million Israeli new shekels ($192.3 million as of December 31, 2024) of Series B bonds and also repaid 218.0 million Israeli new shekels ($59.8 million as of December 31, 2024) of Series C bonds collateralized by real estate held through an investee.
The deeds of trust that governs the terms of the bonds contain various financial covenants. As of December 31, 2024, the Company was in compliance with all of these financial debt covenants.
The Series B bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 475 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million; and (iv) the consolidated scope of the projects for development of the Company shall not exceed 10% of the adjusted balance. As of December 31, 2024, the Company was in compliance with all covenants under the deed of trust of the Series B Bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2024 was $524.0 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 67%; (iii) the Adjusted NOI was $57.8 million for the trailing twelve months ended December 31, 2024; and (iv) the consolidated scope of projects was $0 as of December 31, 2024.
The Series C bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); and (iii) the Loan to Collateral Ratio shall not exceed 75%. As of December 31, 2024, the Company was in compliance with all covenants under the deed of trust of the Series C Bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2024 was $524.0 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 67%; and (iii) the Loan to Collateral Ratio was 52%.

PACIFIC OAK SOR (BVI) HOLDINGS, LTD.
Additional Information

U.S. dollars in thousands
The Series D bonds contains the following covenants: (i) Consolidated Equity Capital of the Company (not including minority rights) shall not be less than USD 450 million; (ii) the Net Adjusted Financial Debt to Net Adjusted Cap (shall not exceed a rate of 75%); (iii) Adjusted NOI shall be no lower than USD 35 million. As of December 31, 2024, the Company was in compliance with all covenants under the deed of trust of the Series D bonds; (i) Consolidated Equity Capital of the Company as of December 31, 2024 was $524.0 million; (ii) the Net Adjusted Debt to Net Adjusted Cap was 67%; (iii) and the Adjusted NOI was $57.8 million for the trailing twelve months ended December 31, 2024.

c.    DIVIDENDS
During the years ended December 31, 2024, 2023 and 2022, the Company declared distributions in the aggregate of $5.0 million, $9.0 million and $25.0 million to the owner, respectively.

d.    SUBSEQUENT EVENTS
The Company evaluates subsequent events up until the date the consolidated financial statements are issued.

Series B Bond Payment

On January 31, 2025, the Company made the remaining second Series B bonds principal installment payment of 75.3 million Israeli new shekels ($21.0 million as of January 31, 2025).

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